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MAY [logo]

The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101-1799

                                                                    May 2, 1997


Dear Fellow Shareowners:

We are writing to alert you that you may receive materials from a labor union (UNITE) asking May's shareowners for their proxies to vote at May's 1997 annual meeting of shareowners. UNITE is sending materials to some, but not all, of May's shareowners, asking them to vote "for" three shareowner proposals. If you happen to be one of the shareowners who received UNITE's blue proxy card, we urge you not to sign or return it. Simply throw it away.

UNITE's interests are not the same as yours. We believe that UNITE is primarily interested in publicity for itself and in expanding its membership by organizing employees of our merchandise suppliers, as well as our own employees. We believe UNITE is attempting to intimidate May, through the use of corporate campaign harassment tactics, to cause May's suppliers to accede to UNITE's demands. UNITE has even filed a baseless lawsuit against May, the real purpose of which, we believe, is to garner publicity for the union.

We believe you should be aware of the background of UNITE's campaign:

      * For more than 15 months, UNITE has been attempting to organize workers at the Canadian factory of Peerless Clothing, Inc. and oust an incumbent union. Peerless is an important supplier of several lines of men's clothing to May. We believe Peerless is in compliance with May's Vendor Responsibility Program. Nevertheless, UNITE REPRESENTATIVES TRIED TO INTIMIDATE MAY INTO COOPERATING WITH UNITE'S LABOR ORGANIZING PLANS AT PEERLESS FACILITIES BY PROMISING MAY THAT UNITE WOULD WITHDRAW ALL OF ITS PROPOSALS AND NOT EVEN ATTEMPT TO SOLICIT PROXIES IF MAY WOULD REDUCE ITS PURCHASES OF MERCHANDISE FROM PEERLESS UNTIL THE ISSUES BETWEEN PEERLESS AND UNITE WERE RESOLVED.

      * UNITE admits it is trying to organize other important suppliers; UNITE has recently attempted to organize workers at two of May's stores, and on numerous occasions has conducted handbilling and picketing at stores at each of May's eight department store divisions. We believe that UNITE's proxy solicitation is yet another attempt to further its interests, not our shareowners' interests.

May believes that UNITE is NOT concerned about the Company, its policies or its shareowners. Labor-management issues should be resolved at the bargaining table or in other traditional labor-management arenas and not through the use of the proxy process. We think UNITE's use of the proxy process in this manner is an extreme abuse of shareowners' rights and causes May to expend time, effort and money in a manner which clearly is not in the best interests of May's shareowners. We urge you to vote "against" the three shareowner proposals that UNITE supports; first, because the proposals are not in the best interests of May's shareowners and, equally importantly, in order to discourage UNITE and other unions from abusing the proxy process.
We all need to send UNITE a very strong, clear message: If you have a labor dispute with another company, deal with the other company. Don't bother May or its shareowners.

YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES ALL THREE SHAREOWNER PROPOSALS SUPPORTED BY UNITE AND URGES THAT YOU VOTE "AGAINST" EACH OF THEM.

The proxy statement supplement on the pages following this letter describes May's position in more detail. We urge you to read it carefully.

Again, please do NOT sign or return UNITE's blue proxy card. Simply throw it away.

      * If you signed May's original white proxy card and have not returned UNITE's blue card, you have given May discretion to vote on Proposal (e) and that's all you need to do if you support management's recommendation.

      * If you have already signed and returned UNITE's blue card, you have every right to change your mind. We encourage you to sign May's enclosed red-striped proxy card and return it promptly.

We thank you for your continued trust and support.

Sincerely,


/s/ David C. Farrell                                  /s/ Jerome T. Loeb

David C. Farrell                                        Jerome T. Loeb
Chairman of the Board and                               President
Chief Executive Officer

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      Please do NOT sign or return UNITE's blue proxy card.  Simply throw it away.

      * If you signed May's original white proxy card and have not returned UNITE's blue card, you have given May discretion to vote on Proposal (e) and that's all you need to do if you support management's recommendation.

      * If you have already signed and returned UNITE's blue card, you have every right to change your mind. We encourage you to sign May's enclosed red-striped proxy card and return it promptly.

      Only your latest dated proxy card will count.

      If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 1-800-735-3568.

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                     ANNUAL MEETING OF SHAREOWNERS
                                   of
                   THE MAY DEPARTMENT STORES COMPANY
                    _______________________________

                     SUPPLEMENT to PROXY STATEMENT


This proxy statement supplement is furnished by The May Department Stores Company, a Delaware corporation (the "Company" or "us" or "May"), in connection with its solicitation of proxies to be used at the 1997 annual meeting of shareowners and at any adjournments or postponements thereof. This proxy statement supplement amends, and should be read in conjunction with, the Company's Proxy Statement, dated April 17, 1997, which was first sent or given to May shareowners on or about April 17, 1997.

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                                     SUMMARY

UNITE's interests are not the same as yours. We believe that UNITE is primarily interested in publicity for itself and in expanding its membership by organizing employees of our merchandise suppliers, as well as our own employees. We believe UNITE is attempting to intimidate May, through the use of corporate campaign harassment tactics, to cause May's suppliers to accede to UNITE's demands. UNITE has even filed a baseless lawsuit against May, the real purpose of which, we believe, is to garner publicity for the union.

We believe you should be aware of the background of UNITE's campaign:

      * For more than 15 months, UNITE has been attempting to organize workers at the Canadian factory of Peerless Clothing, Inc. and oust an incumbent union. Peerless is an important supplier of several lines of men's clothing to May. We believe Peerless is in compliance with May's Vendor Responsibility Program. Nevertheless, UNITE REPRESENTATIVES TRIED TO INTIMIDATE MAY INTO COOPERATING WITH UNITE'S LABOR ORGANIZING PLANS AT PEERLESS FACILITIES BY PROMISING MAY THAT UNITE WOULD WITHDRAW ALL OF ITS PROPOSALS AND NOT EVEN ATTEMPT TO SOLICIT PROXIES IF MAY WOULD REDUCE ITS PURCHASES OF MERCHANDISE FROM PEERLESS UNTIL THE ISSUES BETWEEN PEERLESS AND UNITE WERE RESOLVED.

      * UNITE admits it is trying to organize other important suppliers; UNITE has recently attempted to organize workers at two of May's stores, and on numerous occasions has conducted handbilling and picketing at stores at each of May's eight department store divisions. We believe that UNITE's proxy solicitation is yet another attempt to further its interests, not our shareowners' interests.

May believes that UNITE is NOT concerned about the Company, its policies or its shareowners. Labor-management issues should be resolved at the bargaining table or in other traditional labor-management arenas and not through the use of the proxy process. We think UNITE's use of the proxy process in this manner is an extreme abuse of shareowners' rights and causes May to expend time, effort and money in a manner which clearly is not in the best interests of May's shareowners. We urge you to vote "against" the three shareowner proposals that UNITE supports; first, because the proposals are not in the best interests of May's shareowners and, equally importantly, in order to discourage UNITE and other unions from abusing the proxy process.
We all need to send UNITE a very strong, clear message: If you have a labor dispute with another company, deal with the other company. Don't bother May or its shareowners.

YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES ALL THREE SHAREOWNER PROPOSALS SUPPORTED BY UNITE AND URGES THAT YOU VOTE "AGAINST" EACH OF THEM.

With respect to Proposal (e) introduced in UNITE's proxy material, we oppose this resolution for the following reasons and strongly urge you to vote AGAINST it:

      * May believes that the rights plan protects shareowners and has done so effectively since it was first instituted 11 years ago. May believes that it puts the board of directors in the best position to negotiate with a potential acquiror of the Company on the shareowners' behalf, to evaluate the adequacy of any potential offer and to protect shareowners against potential abuses during a takeover. Contrary to UNITE's unsupported assertions, the rights plan would not prevent someone from taking over the Company on terms that the board determines are fair to all shareowners.

      * Our Delaware counsel has advised us that the proposed by-law amendment is invalid and unenforceable under Delaware law.

      * May believes that UNITE is motivated only by its corporate campaign against May. UNITE admits it is trying to organize other important May suppliers; it is trying to further its labor-related goals of ousting an incumbent union at one of May's suppliers and organizing May's workers.

      * May believes that the labor-management issues that are UNITE's real motivation should be handled at the bargaining table or in other traditional labor-management arenas. The proxy process is not the proper arena.

On April 30th, UNITE filed a lawsuit against May challenging May's ability to use its discretionary authority to vote on Proposal (e) if all you do is submit the Company's original white proxy card. The Company believes that lawsuit is totally without merit.

We strongly urge you NOT to sign or return UNITE's blue proxy card. Simply throw it away.

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AMENDED NOTICE OF ANNUAL MEETING OF
SHAREOWNERS

The annual meeting of shareowners of the Company will be held at the Cervantes Convention Center, Washington at Eighth Street, St. Louis, Missouri, on Friday, May 23, 1997, at 10:00 a.m., Central Daylight Time, to consider and act upon the following matters:

      (a)   The election of four directors;

      (b)   The ratification of the appointment of independent auditors;

      (c)   Proposal by a shareowner concerning a classified board;

      (d)   Proposal by a shareowner concerning vendor standards of conduct;
            and

      (e) Proposal by a shareowner concerning a by-law amendment relating to shareowner rights plans.

Matters (a) through (d) are more fully described in the Company's Proxy Statement dated April 17, 1997. Set forth below is the shareowner proposal concerning a by-law amendment relating to the Company's shareowner rights plan. All common shareowners and owners of ESOP preference shares of record at the close of business on April 1, 1997 are entitled to vote at the meeting. The proxy statement supplement is first being mailed to shareowners on or about May 2, 1997. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Company's Proxy Statement.

PROPOSAL BY A SHAREOWNER CONCERNING A BY-LAW AMENDMENT RELATING TO SHAREOWNER RIGHTS PLANS
Proposal (e) on the accompanying proxy card.

The Union of Needletrades, Industrial, and Textile Employees ("UNITE") has advised the Company that it intends to present the following proposal at the annual meeting:

     "RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law and Article XIII of the Company's By-Laws, the shareowners of The May Department Stores Company (the "Company") hereby amend the Company's By-Laws to add the following article, such amendment to be effective immediately upon approval by holders of a majority of the outstanding shares of stock present, in person or by proxy, at the meeting of shareowners at which such resolution is proposed:

     The Company shall not adopt or maintain any rights plan or similar agreement, commonly referred to as a "poison pill," which is designed to impede, or has the effect of impeding, the acquisition of a block of stock in excess of a specified threshold and/or merger or other transaction between a significant shareowner and the Company, unless such plan or agreement has theretofore been approved by holders of a majority of the outstanding shares of stock at a general or special meeting of shareowners, and the Company shall redeem any such plan or agreement in effect as of the date of adoption of this Article of the By-Laws, including without limitation the Company's 1994 Rights Agreement. Anything to the contrary notwithstanding, this Article may not be amended, modified or repealed, except by holders of a majority of the outstanding shares of stock."

The Board of Directors Opposes the Foregoing Resolution. For the reasons discussed below, the Company's board of directors unanimously opposes UNITE's proposed by-law amendment relating to the Company's shareowner rights agreement ("Rights Plan") and urges that it be rejected by all shareowners.

The Company Believes that UNITE is Only Interested in Advancing its Own Labor Agenda. The Company believes UNITE's solicitation is motivated by a corporate campaign against the Company in furtherance of UNITE's labor-related goals of ousting an incumbent union at one of May's suppliers and organizing May's workers. This belief is supported by the following facts:

      * For more than 15 months, UNITE has been attempting to organize workers at the Canadian factory of Peerless Clothing, Inc. and oust an incumbent union. Peerless is an important supplier of several lines of men's clothing to May. We believe Peerless is in compliance with May's Vendor Responsibility Program.

      * UNITE representatives tried to intimidate the Company into cooperating with UNITE'S labor organizing plans at Peerless facilities by promising May that UNITE would withdraw all of its proposals and not even attempt to solicit proxies if May would reduce its purchases of merchandise from Peerless until the issues between Peerless and UNITE were resolved.

      * UNITE admits it is trying to organize other important suppliers of May; UNITE has recently attempted to organize workers at two of May's stores, and on numerous occasions has conducted handbilling and picketing at stores at each of May's eight department store divisions. We believe that UNITE's proxy solicitation is yet another attempt to further its interests, not our shareowners' interests.

UNITE has picketed the Company's stores and stores of other retailers who buy Peerless' clothing, has picketed the house of the chairman of the board of Peerless and has aggressively mounted a publicity campaign to put pressure on Peerless. In fact, UNITE's demonstrations regarding Peerless at several locations in the United States became so unruly that the National Labor Relations Board (the "NLRB") and UNITE entered into a settlement agreement when the NLRB threatened to seek a restraining order limiting UNITE's future actions regarding Peerless.

      Bruce Raynor, Executive Vice President of UNITE, has said publicly that UNITE will go to extreme lengths and will use unconventional methods to push its Peerless organizing campaign. Specifically, on a Canadian television show (CBC Newsworld "Rough Cuts" program called "The Suit War") that aired on March 10, 1997, he said "we embarrass them, we upset them, we mess in areas that they don't want exposed, we expose things about the owners' personal finances that they don't want exposed."

      UNITE admits that it is currently engaged in organizing activities at at least two other important suppliers to the Company. If the Company were to accede to UNITE's demands regarding

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Peerless, UNITE would undoubtedly make similar (or even more outrageous)
demands on the Company regarding other suppliers. The Company cannot permit such wholesale interference with its selection of suppliers of merchandise that our customers want to see well represented in our stores.

      In what clearly appears to be an effort to influence the Company in connection with these labor matters, UNITE has now turned its attention to the proxy process. The Company believes that labor-management issues should be addressed at the bargaining table or in other traditional labor-management arenas, and not through the use of the proxy process.

Background of and Reason for the Rights Plan. May is one of more than 1,800 public companies which has a rights plan in place and among the 62.5% of companies in the Standard & Poor's 500 with a rights plan. The Company's Rights Plan contains what we believe to be customary terms and conditions. Under the Rights Plan, the board of directors declared a dividend distribution of one right for each share of common stock outstanding. Each right entitles the owner to purchase, under certain conditions, one four-hundredth of a Junior Participating Preference Share of the Company at an initial purchase price of $150 (the "Exercise Price"). The rights become exercisable if any of the following events occur: (i) an Acquiring Person (any person which beneficially owns 20% or more of the Company's outstanding common stock) merges into or otherwise combines with the Company or; (ii) a person becomes the beneficial owner of 30% or more of the Company's outstanding common stock (other than pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms determined by the board of directors after receiving advice from one or more investment bankers to be (a) at a price which is fair to the May shareowners and (b) otherwise in the best interests of May and its shareowners); (iii) the proportionate share of any class of equity securities owned by any Acquiring Person is increased by more than 1% through any reclassification, recapitalization, merger or consolidation of the Company with any of its subsidiaries or any other transaction involving the Company or any of its subsidiaries or (iv) the board of directors declares any person who beneficially owns 15% or more of the Company's outstanding common stock to be an Adverse Person (as defined in the Rights Plan). Upon exercisability as described above, each right (other than rights held by the Acquiring Person which become void) entitles the owner of the right to receive, upon exercise of the right, common stock of May having a value equal to two times the Exercise Price.

      In the event that at any time following the Stock Acquisition Date (as defined in the Rights Plan), (1) the Company is acquired in a merger or other business combination transaction in which it is not the surviving corporation, (2) the Company is the surviving corporation in a merger or other business combination transaction pursuant to which all or part of the outstanding shares of common stock are changed or exchanged for stock or other securities of any other person or cash or other property, or (3) more than 50% of the consolidated assets, cash flow or earning power of the Company is sold, mortgaged or transferred, each owner of a right (except owners holding rights which have been voided) has the right to receive common stock of the Acquiring Person equal to two times the Exercise Price.

      The rights will expire on August 31, 2004, unless earlier redeemed by the board of directors. The Company may redeem the rights for $.01 per right at any time on or before the earlier of the Stock Acquisition Date or August 31, 2004. For a more complete summary of the Rights Plan, see the Company's Current Report on Form 8-K dated September 2, 1994, which is incorporated herein by reference.

      The Rights Plan is designed to deter coercive takeover tactics and to otherwise encourage potential acquirors to negotiate directly with the Company's board of directors. May believes that its board is in the best position to negotiate on behalf of all shareowners, to evaluate the adequacy of any potential offer, and to protect shareowners against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which do not treat all shareowners fairly and equally. The Rights Plan provides the board with the requisite time and flexibility to negotiate on behalf of all of the shareowners thereby enhancing the board's ability to negotiate the highest possible bid from a potential acquiror, to develop alternatives which may better maximize shareowner value, to preserve the long-term value of the Company for the shareowners, and to ensure that all shareowners are treated fairly and equally. The Rights Plan is not intended to prevent a takeover on terms that are fair and equitable to all shareowners, nor is it intended as a deterrent to a shareowner's initiation of a proxy contest.

      The board of directors is elected by the shareowners and is charged with the responsibility of protecting their interests. Moreover, a majority of May's fourteen directors are independent - they are neither employees nor officers of the Company. They add a broad range of experience in business, finance, academia and the law. All of May's directors are especially sensitive to their fiduciary duty under Delaware law which requires that they act in the best interest of the Company and all of the shareowners.

      The board of directors may, pursuant to the terms of the Rights Plan, redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, to be in the best interest of all shareowners. Moreover, a number of other companies with existing rights plans have received unsolicited offers and have redeemed their rights after their directors were satisfied that the transaction, as negotiated, was fair to and in the best interests of all shareowners. Thus, experience indicates that rights plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and equitable to shareowners. In fact, a March 1993 study by Robert Comment and G. William Schwert of the Bradley Policy Research Center, University of Rochester, determined that rights plans do not deter takeovers. Additionally, Messrs. Comment and Schwert found that rights plans are associated with higher takeover premiums for selling shareowners. The board believes that the Rights Plan will assist the board in maximizing the price paid to shareowners in the event the Company is acquired.

      In support of the board's position on the Rights Plan, the following appeared in a recent article in the "Institutional Investor" by Lyn Perlmuth:

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      "A recent study by J.P. Morgan of the 245 $500 million-plus majority-stake acquisitions from 1988 to 1995 found that the median acquisition premium (the price paid over the stock price five days before the offer) was 16 percent higher when a company had a poison pill [shareowner rights plan] in place. The premium on 139 deals in which the target company had a poison pill was 51.4 percent, versus
      35.5 percent on the 106 deals without pills. The differential was significant whether or not the deals were hostile or friendly, whether or not the financing was all stock, all cash or a mixture and whether or not the deal was for more or less that $1 billion."

      The board of directors specifically examined its fiduciary responsibilities under applicable law when it adopted the Rights Plan. The Board adopted the Rights Plan with the aim of protecting the interests of all shareowners and maximizing the value of their investments in the Company. Based on the board's collective business experience and knowledge of the Company, it believes that the adoption of the Rights Plan was a valid exercise of its fiduciary obligations to all shareowners and is in accord with the board's responsibility under applicable law to manage and direct the management of the Company's business and affairs. The board does not believe that the Rights Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all shareowners, nor will it deter the initiation of a proxy contest.

      Finally, the board of directors believes that UNITE's proposed by-law amendment is overly broad and may adversely affect the efficient management of the Company's business and affairs. For example, the Company is typically required to include change of control provisions in its loan agreements and other instruments and agreements entered into in the ordinary course of business. These provisions may have the effect of making acquisitions of large holdings of the Company's stock more difficult by accelerating the payment of debt when a change in control occurs. Since UNITE's proposed by-law amendment may encompass change of control provisions in instruments and agreements such as these, UNITE's proposal may impair the Company's ability to manage its cash flow, borrow funds or effectively conduct its day-to-day affairs. Consequently, for all of the reasons cited in the previous paragraphs, the board of directors believes that UNITE's proposed by-law amendment is not in the best interests of the Company or its shareowners.

The Company Believes UNITE's Proposed By-law Amendment is Legally Invalid. Apart from its belief that UNITE's proposal is ill-advised, against the best interests of the Company's shareowners and grounded in UNITE's self-interest, the Company believes that UNITE's proposed by-law amendment is legally invalid. The Company has received a written opinion of its Delaware legal counsel to the effect that a Delaware court presented with the question of the validity of UNITE's proposed by-law amendment would hold that it is invalid and unenforceable under Delaware law, although there is no controlling precedent directly on point. The reasons for this opinion are set forth below.

      First, according to the opinion, UNITE's proposed by-law amendment should be invalid under Delaware law because Section 141(a) Delaware General Corporation Law (the "DGCL") clearly and unambiguously states that a company's business and affairs must be managed by or under the direction of a board of directors except as provided in a company's certificate of incorporation. UNITE's proposal would, through a by-law amendment, attempt to limit the ability of May's board to manage the business and affairs of the Company. In addition, UNITE's proposed by-law amendment would require the Company to redeem its current Rights Plan, notwithstanding the judgment of the board of directors that it is in the best interests of the Company and its shareowners to maintain such a plan. Furthermore, the redemption of the Company's Rights Plan would require the Company to expend nearly $2.5 million as redemption consideration with respect to existing rights, plus mailing and administrative costs. In short, because UNITE's proposed by-law amendment would limit the ability of the board to manage the business and affairs of the Company, UNITE's proposed by-law amendment is an impermissible restriction on the board's authority and responsibility and should be held to be invalid under Delaware law.

      Second, the proposed by-law amendment should also be invalid under Delaware law because it is a restriction on the board of directors and, as such, must be set forth in the Company's Certificate of Incorporation.
Section 109 of the DGCL provides that a company's by-laws may contain any provision not inconsistent with law or with the certificate of incorporation. This provision must be construed in a manner consistent with the provisions of Section 141(a) of the DGCL mandating that a restriction or limitation on the authority of the board of directors appear in the certificate of incorporation. Any other construction risks eviscerating Section 141(a). UNITE's proposed by-law amendment would restrict the ability of the board of directors to maintain a rights plan, which would in turn constrain its ability to respond appropriately to a takeover attempt that the board determines is not in the best interests of the Company's shareowners. Such a limitation on the board of directors' powers would have to be in the certificate of incorporation in order to be valid under Delaware law.

      Third, UNITE's proposed by-law amendment should also be invalid under Delaware law because it would conflict with the Company's Certificate of Incorporation. Section 109(b) of the DGCL provides that by-laws may not contain a provision that is inconsistent with the certificate of incorporation. As noted above, the Company's Certificate of Incorporation mandates that the business and affairs of the Company shall be managed under the direction of a board of directors. UNITE's proposed by-law amendment is inconsistent with the Certificate of Incorporation in at least the following respects: (i) it restricts the board's power to manage the Company by restricting its ability to maintain its current Rights Plan or to adopt a replacement rights plan without prior shareowner approval; (ii) it requires the board to order redemption of the Rights Plan; (iii) it completely nullifies Article Twelfth of the Certificate of Incorporation which details the conditions under which it is permissible to effect a Business Combination with an Interested Shareowner (as such terms are defined in the Certificate of Incorporation); and (iv) it states that it can only be amended, modified or repealed by the shareowners, in direct conflict with the by-law adoption and amendment provision in the Certificate of Incorporation which confers this power upon the board as well.

      Finally, because Section 157 of the DGCL vests the power to adopt a rights plan in the directors and not the shareowners, a by-law adopted by shareowners purporting to limit that power would be contrary to Delaware law.
Section 157 of the DGCL provides that "subject to any provisions in the certificate of incorporation," corporations may create and issue rights to be evidenced by such instruments "as shall be approved by the board of directors." Rights plans have been upheld by the Delaware courts to be legally authorized by Section 157 of the DGCL and a proper exercise of the directors' business judgment . Given the grant of authority to directors contained in Section 141(a) of the DGCL, the only relevant exception to the board's authority to issue rights is a provision in the certificate of incorporation limiting such power. Absent such a provision, it is the board of directors, not the shareowners, that has sole authority with respect to rights plans. Because Section 157 of the DGCL vests the power to adopt a rights plan in the directors and not the shareowners, a by-law, as distinct from a provision in the certificate of incorporation, adopted by shareowners purporting to limit that power would be contrary to Delaware law.

Other Provisions. In addition to the Company's Rights Plan described above, there are several provisions of the Company's Certificate of Incorporation, by-laws and the DGCL which give the Company greater leverage in dealing with potential acquirors and could make it more difficult for a third party to acquire the Company on an unsolicited basis. The Certificate of Incorporation includes the following provisions: (i) special meetings of shareowners may not be called except by the board of directors, (ii) a 66 2/3% vote is required to approve a Business Combination with an Interested Shareholder (as such terms are defined in the Certificate of Incorporation) unless the Business Combination is approved by the board of directors or the offer to acquire the Company's shares meets certain "fair price" tests, (iii) a classified board of directors, (iv) directors may be removed only for cause and (v) action by written consent of shareowners requires a unanimous vote. Also, the Company's by-laws provide for advance notice for any shareowner proposal to nominate directors or present business at shareowners meetings. Finally, pursuant to Section 203 of the DGCL, there are certain restrictions on "business combinations" with "interested stockholders" (as such terms are defined in Section 203).

Send a Message to UNITE to Prevent Further Proxy Abuse. For the reasons stated above and in our April 17, 1997 Proxy Statement, the board of directors recommends a vote against all three shareowner proposals (Proposals
(c), (d) and (e)) that UNITE supports. We believe that the resolutions are wrong and, equally importantly, we should discourage UNITE and other unions from abusing the proxy process. UNITE states that it is not presently attempting to organize any of May's stores, but does not indicate how long it will be after the annual meeting before it again begins its organizing activities at May's stores. We all need to send UNITE a very strong, clear message: if you have a labor dispute with another company, deal with the other company, not us, and solve it at the bargaining table or in some other traditional labor-management arena, not by abusing the proxy process with us. For all the Reasons Stated Above, the Board of Directors Recommends a Vote AGAINST Proposal (e).

GENERAL

Vote Required. The election of directors requires a plurality of votes cast. The affirmative vote of the owners of a majority of the shares represented in person or by proxy and entitled to vote on the item is required to approve the ratification of auditors and the shareowner proposals. The shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes are not counted as either FOR or AGAINST for purposes of the election of directors. An abstention is counted as a vote AGAINST, and a broker non-vote is not counted as either FOR or AGAINST, for purposes of approving the other matters to be acted upon at the annual meeting.

Your Vote is Important. We strongly urge you NOT to sign or return UNITE's blue proxy card. Simply throw it away.

      * If you signed the Company's original white proxy card and have not returned UNITE's blue card, you have given us discretion to vote on Proposal (e) and that's all you need to do if you support management's recommendation.

      * If you have already signed and returned UNITE's blue card, you have every right to change your mind. We encourage you to sign the Company's enclosed red-striped proxy card or voting instruction card and return it promptly.

      * If you wish to specify the manner in which your shares are to be voted on Proposal (e), you should sign, date, mark and return the Company's enclosed red-striped proxy card or voting instruction card.

Submission of a later dated proxy card or voting instruction card will revoke any previous proxy card or voting instruction card you may have submitted.

Legal Matters. The Company has learned that UNITE filed a lawsuit on April 30, 1997 in the United States District Court for the Southern District of New York challenging the Company's ability to use its discretionary authority to vote proxies against Proposal (e) because it did not include the proposal on the Company's original white proxy card. The Company believes UNITE's claim is wholly without merit and is in direct conflict with the interpretive position of the staff of the Securities and Exchange Commission taken in March, 1996 and relevant case law.

      If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 1-800-735-3568.

MAY
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101-1799

To Shareowners of The May Department Stores Company:

The annual meeting of May shareowners will be held at the Cervantes Convention Center, Washington at Eighth Street, St. Louis, Missouri, on Friday, May 23, 1997, at 10:00 a.m. Central Daylight Time. The enclosed supplement to the Proxy Statement dated April 17, 1997 provides you with information regarding the meeting. The recommendations of May's management on each issue and the reasons for the recommendations are described in the supplement and in the Proxy Statement.

It is important that your shares be represented at this meeting. Even if you plan to attend, please promptly sign, date and return your proxy in the enclosed postage-paid envelope.

                               ADMISSION TICKET

(Please detach the proxy card below and return it in the enclosed envelope. If you are planning to attend the annual meeting, please save this Admission Ticket and bring it to the meeting for admission.)

                            Detach Proxy Card Here
----------------------------------------------------------------------------

/     /

To vote your shares for all listed nominees, please mark the FOR box in Item
(a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS (A) AND (B).
-------------------------------------------------------------------------------
                                              For         Withhold    Exception
(a)   Election of Directors
      Exception(s) -------------------
      --------------------------------
                                              For         Against     Abstain
(b)   Ratification of the appointment
      of independent auditors

MANAGEMENT RECOMMENDS A VOTE AGAINST ITEMS (C), (D) AND (E).
-------------------------------------------------------------------------------
                                              For         Against     Abstain
(c)   Proposal by a shareowner
      concerning a classified board

(d)   Proposal by a shareowner                For         Against     Abstain
      concerning vendor standards of
      conduct

(e)   Proposal by a shareowner                For         Against     Abstain
      concerning a by-law amendment
      relating to shareowner rights plans

If you plan to attend the annual
meeting, please mark here.

Address change and/or comments,
please mark here.

Please sign name(s) exactly as shown on this card.
Date: --------------------------------, 1997
--------------------------------------------
--------------------------------------------
Signature(s)
Votes MUST be indicated
(x) in Black or Blue ink.

               DIRECTIONS TO CERVANTES CONVENTION CENTER
                          Washington at Eighth Street
                              St. Louis, Missouri
[MAP]
The Cervantes Convention Center
is located on Washington Avenue
at 8th Street, 2 blocks north of
Famous-Barr.  Please enter the
convention center through the
Convention Plaza entrance on the
east side of the building.  The
meeting will be held in the
Lecture Hall on the first floor.

Parking has been reserved for
you in the parking garage
adjacent to the convention
center.  From the garage, you may
enter the convention center two
ways.  You may take a garage
elevator to the street level and
walk outside to the Convention
Plaza entrance next to the garage
or, you may take the stairs that
connect the second level of the
parking garage with the second
level of the convention center,
and take the escalator down to
the first floor.  The meeting
room is on the first level of the
convention center, immediately
to your left as you enter the building.

MAY   PROXY
      THE MAY DEPARTMENT STORES COMPANY
This proxy is solicited on behalf of the board of directors for the annual meeting on May 23, 1997.

By signing this card, the undersigned appoints each of David C. Farrell, Louis J. Garr, Jr. and Richard A. Brickson, as proxy, with full power of substitution, to vote all common shares of the undersigned in The May Department Stores Company at the May 23, 1997 annual meeting of shareowners, and at any adjournment or postponement of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card. This card is also the undersigned's voting instruction for any and all shares held of record by The Bank of New York for the undersigned's account in the Company's Dividend Reinvestment Plan.

The board of directors recommends a vote FOR election of all listed director nominees, FOR proposal (b) and AGAINST proposals (c), (d) and (e) listed on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS
SIGNED CARD IS RETURNED, THE UNDERSIGNED UNDERSTANDS THAT THE
PROXIES WILL VOTE IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD
OF DIRECTORS AND IN EACH PROXY'S DISCRETION ON ANY OTHER MATTER
THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT
OR POSTPONEMENT THEREOF.

IF YOU SUBMITTED OR SUBMIT THE PROXY CARD PREVIOUSLY FURNISHED TO YOU BY THE BOARD OF DIRECTORS WHICH DOES NOT INCLUDE PROPOSAL (E) ON THE CARD, THE PROXIES NAMED HEREIN WILL EXERCISE THEIR DISCRETIONARY AUTHORITY TO VOTE AGAINST PROPOSAL (E). If you wish to specify the manner in which your shares are to be voted on Proposal (e), you should mark, sign, date and return this revised proxy card.

The nominees for the board of directors are Jerome T. Loeb, Russell E. Palmer, Michael R. Quinlan and William P. Stiritz.

Please sign the other side of this card and return this card promptly to the address shown on the right in the enclosed return envelope to:

THE MAY DEPARTMENT STORES COMPANY
P.O. BOX 631
WILMINGTON, DE 19899-9905

Payless ShoeSource
3231 East Sixth Street
Topeka, Kansas 66607

To Members of the Payless ShoeSource, Inc. Profit Sharing Plan:

You have shares of The May Department Stores Company common stock in the May Common Stock Fund, one of the investment funds under the Payless Profit Sharing Plan. You have the opportunity to direct the trustee on how to vote these shares at May's 1997 Annual Meeting.

Enclosed please find a supplement to the Proxy Statement dated April 17, 1997 for May's 1997 Annual Meeting, a revised confidential voting instruction card and a return envelope. It is important that you vote. The recommendations of May's management on each issue and the reasons for the recommendations are described in the supplement and in the Proxy Statement.

Please complete, sign and return the revised confidential voting instruction card. The Profit Sharing Plan trustee (The Bank of New York) will follow your voting instructions. These instructions cannot be disclosed by the trustee.

                      Detach Voting Instruction Card Here
--------------------------------------------------------------------------------

/     /
To vote your shares for all listed nominees, please mark the FOR box in Item
(a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS (A) AND (B).
--------------------------------------------------------------------------------
                                               For         Withhold    Exception
(a)   Election of Directors
      Exception(s) -------------------
      --------------------------------
                                               For         Against     Abstain
(b)   Ratification of the appointment
      of independent auditors

MANAGEMENT RECOMMENDS A VOTE AGAINST ITEMS (C), (D) AND (E).
--------------------------------------------------------------------------------
                                               For         Against     Abstain
(c)   Proposal by a shareowner
      concerning a classified board

(d)   Proposal by a shareowner                 For         Against     Abstain
      concerning vendor standards of
      conduct

(e)   Proposal by a shareowner                 For         Against     Abstain
      concerning a by-law amendment
      relating to shareowner rights plans

Address change and/or comments,
please mark here.

Please sign name(s) exactly as shown on this card.
Date: --------------------------------, 1997
--------------------------------------------
--------------------------------------------
Signature(s)
Votes MUST be indicated
(x) in Black or Blue ink.

                   CONFIDENTIAL VOTING INSTRUCTIONS TO
               THE BANK OF NEW YORK AS TRUSTEE UNDER
          THE PAYLESS SHOESOURCE, INC. PROFIT SHARING PLAN

By signing this card, I appoint the Trustee to vote all shares of common stock of The May Department Stores Company credited to my account in the May Common Stock Fund of the Payless ShoeSource, Inc. Profit Sharing Plan at the May 23, 1997 annual meeting of shareowners, and at any adjournment or postponement of the meeting, on all subjects that may properly come before the meeting, subject to the directors on the other side of this card, on the basis of my interests in The May Common Stock Fund, as of January 31, 1997 (the latest practicable Valuation Date).

The board of directors recommends a vote FOR election of all listed director nominees, FOR proposal (b) and AGAINST proposals (c), (d) and (e) listed on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS
SIGNED CARD IS RETURNED, I UNDERSTAND THAT THE TRUSTEE WILL VOTE
IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND
IN ITS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME
BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
If this card is not received by the Trustee on or before May 16, 1997, the Trustee will vote my shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Payless ShoeSource, Inc. Profit Sharing Plan.

IF YOU SUBMITTED OR SUBMIT THE VOTING INSTRUCTION CARD PREVIOUSLY FURNISHED TO YOU WHICH DOES NOT INCLUDE PROPOSAL (E) ON THE CARD, THE TRUSTEE WILL EXERCISE ITS DISCRETIONARY AUTHORITY TO VOTE AGAINST PROPOSAL (E). If you wish to specify the manner in which your shares are to be voted on Proposal
(e), you should mark, sign, date and return this revised voting instruction card.


The nominees for the board of directors are Jerome T. Loeb, Russell E. Palmer, Michael R. Quinlan and William P. Stiritz.

Please sign the other side of this card and return this card promptly to the address shown on the right in the enclosed return envelope to:

THE MAY DEPARTMENT STORES COMPANY
P.O. BOX 631
WILMINGTON, DE 19899-9905

MAY
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101-1799

To Members of The May Department Stores Company Profit Sharing Plan:

Enclosed is a supplement to the Proxy Statement dated April 17, 1997 for May's 1997 Annual Meeting, a revised confidential voting instruction card and a return envelope. It is important that you vote. Management's recommendations on each issue and the reasons for the recommendations are described in the supplement and in the Proxy Statement.

Please complete, sign and return the revised confidential voting instruction card. The Profit Sharing Plan trustee (The Bank of New York) will follow your voting instructions. These instructions cannot be disclosed by the trustee.



                      Detach Voting Instruction Card Here
----------------------------------------------------------------------------

/     /

To vote your shares for all listed nominees, please mark the FOR box in Item
(a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS (A) AND (B).
--------------------------------------------------------------------------------
                                               For         Withhold    Exception
(a)   Election of Directors
      Exception(s) -------------------
      --------------------------------
                                               For         Against     Abstain
(b)   Ratification of the appointment
      of independent auditors

MANAGEMENT RECOMMENDS A VOTE AGAINST ITEMS (C), (D) AND (E).
--------------------------------------------------------------------------------
                                               For         Against     Abstain
(c)   Proposal by a shareowner
      concerning a classified board

(d)   Proposal by a shareowner                 For         Against     Abstain
      concerning vendor standards of
      conduct

(e)   Proposal by a shareowner                 For         Against     Abstain
      concerning a by-law amendment
      relating to shareowner rights plans

Address change and/or comments,
please mark here.

Please sign name(s) exactly as shown on this card.
Date: --------------------------------, 1997
--------------------------------------------
--------------------------------------------
Signature(s)
Votes MUST be indicated
(x) in Black or Blue ink.

MAY   CONFIDENTIAL VOTING INSTRUCTIONS TO
      THE BANK OF NEW YORK AS TRUSTEE UNDER
      THE MAY DEPARTMENT STORES COMPANY PROFIT SHARING PLAN

By signing this card, I appoint the Trustee to vote all shares of common stock of The May Department Stores Company represented by units credited to my account in the May Common Stock Fund of the Profit Sharing Plan and all shares of ESOP Preference Shares of the Company credited to my account in the ESOP Preference Fund of the Profit Sharing Plan, all as of January 31, 1997 (the latest practicable Valuation Date), at the May 23, 1997 annual meeting of shareowners, and at any adjournment or postponement of the meeting, on all subjects that may properly come before the meeting, subject to the directors on the other side of this card.

The board of directors recommends a vote FOR election of all listed director nominees, FOR proposal (b) and AGAINST proposals (c), (d) and (e) listed on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS
SIGNED CARD IS RETURNED, I UNDERSTAND THAT THE TRUSTEE WILL VOTE
IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND
IN ITS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME
BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
If this card is not received by the Trustee on or before May 16, 1997, the Trustee will vote my shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Profit Sharing Plan.

IF YOU SUBMITTED OR SUBMIT THE VOTING INSTRUCTION CARD PREVIOUSLY FURNISHED TO YOU WHICH DOES NOT INCLUDE PROPOSAL (E) ON THE CARD, THE TRUSTEE WILL EXERCISE ITS DISCRETIONARY AUTHORITY TO VOTE AGAINST PROPOSAL (E). If you wish to specify the manner in which your shares are to be voted on Proposal
(e), you should mark, sign, date and return this revised voting instruction card.

THE NOMINEES FOR THE BOARD OF DIRECTORS ARE JEROME T. LOEB,
RUSSELL E. PALMER, MICHAEL R. QUINLAN AND WILLIAM P. STIRITZ.

Please sign the other side of this card and return this card promptly to the address shown on the right in the enclosed return envelope to:

THE MAY DEPARTMENT STORES COMPANY
P.O. BOX 631
WILMINGTON, DE 19899-9905